Exhibit 4.17

INVOICE

DATE:	April 4, 2007
TO:	Pat Obara Chief Financial Officer Uranium Energy Corporation Suite 320 - 1111 W. Hastings Street Vancouver, British Columbia Canada, V6E 2J3
FROM:	Paul E. Pierce Uranium Energy Corporation 6100 Indian School NE Suite 225 Albuquerque, NM 87110

DESCRIPTION

One (1) lot of analyses/studies, reports, exploratory borehole locations and mineralization (elevations, thicknesses, grade), design, and maps for the property known as the L-Bar or South L-Bar Ranch as detailed in the attachment.

Price:    $75,000.00

ATTACHMENT
L-BAR DATA SET

SOHIO Western Mining Company Staff Studies

  J.W. Burgess, G.T. Fitzgerald, & L.R. Hatcher, Mining Economic Analysis of Area V, L-Bar Uranium Property, 21Aug79.

  Conrad Parrish & N.M. Naiknimbalker, JJ No. 1 Mine Detailed Projection, July 1980 through June 1981, June 1980.

  Unspecified Author, Long Range Mine Plan, South L-Bar Operation, May80.

  J.H. Olsen Jr, N.M. Naiknimbalkar, & E.E. Maurer, SOHIO Western Mining Company, South L-Bar Operation, J.J. No. 1 Mine, 1200 Ore Ton/Day Mine Plan & 7-on 7-off Mill Plan.

  Unspecified Author, SOHIO Western Mining Company L-Bar Mine & Mill, Proposed 1981 - 1983 Operating Budget/Forecast, Cases A&B, 15Dec80.

  J. Olsen, In-Place & Mineable Reserves--June 30, 1981, Hand-written spreadsheets, 5 sheets.

  J.H. Olsen Jr & N.M. Naiknimbalkar, SOHIO Western Mining Company, South L-Bar Property, Life-of-Mine Plan, 1Jan81.

  G.W. Cady & R.G. Boyd, South L-Bar Property, Area II & V, Detailed Ore Reserves, Cutoff 6' of .120% U3O8 for Surface and Longhole Reserves, Cutoff 6' of .100% U3O8 for Pillar Reserves, Through March 31, 1981, Apr81.

  J.J. Oliver, SOHIO Western Mining Company, L-Bar Mine & Mill, 1981 Mid-Year Update, 26May81.

  Gretchen W. Cady, In-Place Ore Reserve Calculations Through June 30, 1981, undated.

  P.E. Pierce, Drawings: Mine Pattern Projections for Area II and Area V, Blocks 1, 8, and 10, 26Aug81.

  P.E. Pierce, J.J. No.1 Mine Production Plan, Six Months Following Startup, 31Aug81.

  Ronald G. Boyd, Dr. Lynn C. Jacobsen, Erwin K. Kopp, & J.H. Olsen Jr, South L-Bar Operations, Variable Ore Reserve Study & 1984 Revised Mine Plan.

  J.H. Osen Jr & E.K. Kopp, South L-Bar Life-of-Mine Plan, Oct82.

  Unspecified Author (likely J.H. Olsen Jr), South L-Bar Operations, Revised Reclamation Plans, Requirements and Estimated Costs, Mar84.

  P.E. Pierce, Mill Tailings Pond, Drawing, 11"x17" size, undated.

  Computer Printouts, Mine & Mill Production Reports, 1978 - 1981, 11"x14" sheets.

  File: South L-Bar In-Situ Leach, [Maps, misc. notes, correspondence].

  Five Assorted Mill Processing Files: Titled--Circuits, CCD and Flocculant, Sulfate Stripping, Soda Ash Stripping & Hydrogen Peroxide Precipitation, and Hydrogen Peroxide Precipation, [Consultant studies, periodicals, staff notes.]

  Twelve 24"x36" blueprint drawings of slot/sandfill mining and miscellaneous underground structures.

Borehole & Ore Reserve Information

  Geo-Management, Inc., SOHIO Petroleum & Reserve Oil and Minerals, Evans Ranch--Drilling Summary, Aug 1969 - Oct 1971.

  Geo-Management, Inc., L-Bar Ranch Drill Hole Coordinates & Surface Elevations.

  Borehole logs copied to blueprint. Five sheets; 65 boreholes represented. [Borehole information for Area III].

  Blueprint of South L-Bar Shaft Site Core Hole (Gamma Log & Stratigraphy), 24"x36" size.

  Blueprint of Drill Hole Locations, Grades, Thicknesses, & Elevations, 24"x36" size.

  Blueprint of Surface Topography for South L-Bar with Mineralized Areas, 24"x36" size.

Consultant Studies

  David S. Robertson & Associates, Mining Operation Feasibility Study on South L-Bar Tract for SOHIO Natural Resources Company and Reserve Oil and Minerals Corporation, 11Dec78.

  Rust Tractor (Albuquerque Caterpillar Distributor), SOHIO Corporation, L-Bar Uranium Mine Area I--Job Analysis, [Open pit mining & haulage study by vendor], Nov76.

  Woodward-Clyde Consultants, Draft Environmental Report, L-Bar Uranium Project, Valencia County, New Mexico, Jun80.

  EXXON Minerals Company, Radioactive Material License Application & Environmental Report, 1May80.

  George E. Hoffman (Hydrologist), Hydro-Engineering, Ground-Water Monitoring Near The L-Bar Tailings Reservoir, First Semi-Annual 1986 Analysis, Aug86.

Mine & Mill Project Construction Information by Fluor Utah Inc.

  Project Specification No. 2A-Z-01 for Design Basis--Mine, 11Jan74.

  Project Specification No. 3A-Z-01 for Design Basis--Mill Process, 28Feb74.

  Structural Steel & Concrete Design (Mill, Leach, C.C.D. & S-X Areas), Book I.

  Structural Steel & Concrete Design (Mine Area), Book II.

  Structural Steel & Concrete Design (Precipitation Area, Mill Office--Lab Bldg., Warehouse--Shop Bldg., Bldg. Coordinates), Book III.

  Structural Steel & Concrete Design (Ore Receiving Facility), Book IV.

  Structural Steel & Concrete Design (Civil Calculations), Book V.

  L-Bar Uranium Mine Reduced Drawing Set (11"x17" size) [Total surface & underground mine plant design].

  L-Bar Uranium Mill Area Reduced Drawings (Complete set)

Adjacent Off-Site Studies

  Harold H. Zehner, Hydrology and Water-Quality Monitoring Considerations, Jackpile Uranium Mine, Northwestern New Mexico, U.S.G.S. Water Resources Investigation Report 85-4226, 1985.

  U.S. Department of the Interior, Bureau of Land Management, Bureau of Indian Affairs, Final Environmental Impact Statement for the Jackpile-Paguate Uranium Mine Reclamation Project, Laguna Indian Reservation,Cibola Count, New Mexico, Volumes I & II, 24Oct86.

  USGS Quadrangle Maps: Moquino, Seboyeta, Laguna, Mesita.